Exhibit 99.1

ConnectM Technology Solutions Acquires Blue Ribbon Ice, a Software Platform for Nationwide Commercial Field-Service Dispatch

Acquisition adds a software-driven supply-demand matching platform to ConnectM's AI-Powered Logistics business, extending the same real-time dispatch model that powers DeliveryCircle beyond last-mile delivery

MARLBOROUGH, Mass., July 28, 2026 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (OTCQX: CNTM) (“ConnectM” or the “Company”), a technology company powering the physical layer of the AI economy, today announced that it has acquired Blue Ribbon Ice, a software platform that matches commercial HVAC, refrigeration, and facility-service demand with a vetted, nationwide network of independent contractors in real time. Blue Ribbon Ice becomes part of ConnectM’s AI-Powered Logistics platform, joining the Company’s existing DeliveryCircle business.

Extending a Proven Platform Model

Blue Ribbon Ice is built on the same core model as DeliveryCircle: software that matches customer demand to a distributed network of vetted, independent service providers in real time, with a single point of accountability held by ConnectM regardless of who performs the work on the ground. DeliveryCircle applies that supply-demand matching model to last-mile parcel and freight delivery; Blue Ribbon Ice applies it to commercial HVAC, refrigeration, and facility maintenance, using its platform to source, vet, and dispatch a nationwide network of more than 200 independent contractors across 42 states on behalf of restaurants, retail chains, convenience stores, grocery operators, hospitality groups, and other multi-site commercial customers. Like DeliveryCircle, Blue Ribbon Ice owns no trucks, equipment, or field labor of its own; its value sits in the software layer that matches, dispatches, and holds the network accountable.

Every service dispatched through the Blue Ribbon Ice platform is documented with photographs, equipment reporting, and asset tracking, generating an operating data stream structurally similar to the delivery and energy data ConnectM’s platforms already produce. The Company expects to route this data into the shared AI and data engine that underpins its AI-Powered Logistics and AI Infrastructure platforms, adding a new source of remote-asset and service-history intelligence to the more than 30GB of daily operating data the Company already collects.

The acquisition also broadens the customer base that ConnectM’s logistics platform can serve. Blue Ribbon Ice serves the same type of multi-site restaurant, retail, and hospitality operators that make up DeliveryCircle’s enterprise customer base, creating a potential cross-sell path between last-mile delivery and commercial field-services offerings under a single ConnectM relationship. The transaction reflects the Company’s broader growth strategy of pairing organic platform growth with selective, EBITDA-accretive tuck-in acquisitions as it advances its planned national exchange uplisting.

Management Commentary

“Blue Ribbon Ice runs the same playbook that has made our logistics platform work: software that matches demand to a vetted network in real time, with one company that owns the outcome for the customer,” said Bhaskar Panigrahi, Chairman and CEO of ConnectM. “Bringing that model into commercial field services is exactly the kind of disciplined, capital-efficient growth we look for. It adds a nationwide network, a new data stream for our shared AI engine, and a customer base that fits naturally alongside what DeliveryCircle already does.”

“I started Blue Ribbon Ice in 2022 with the idea that commercial operators deserve one accountable partner, not a list of contractors to manage themselves,” said Avery Wilson, Founder of Blue Ribbon Ice. “We built a software platform that connects customers to a vetted, qualified contractor network nationwide, backed by detailed documentation and consistent standards on every job. Joining ConnectM lets us combine that platform and network with a company that has the technology and vision to help us grow faster and serve more customers than we could on our own.”

About Blue Ribbon Ice

Founded in 2022, Blue Ribbon Ice is a software platform that matches commercial HVAC, refrigeration, and facility-service demand with a vetted, nationwide network of independent contractors. Operating an asset-light, technology-managed marketplace across 42 states, Blue Ribbon Ice provides emergency repair, preventative maintenance, and installation services to restaurants, retail chains, convenience stores, hospitality groups, grocery operators, and other multi-site commercial facilities, with a single point of accountability, real-time dispatch, and detailed documentation for every service visit.

About ConnectM Technology Solutions, Inc.

ConnectM is a technology company powering the physical layer of the AI economy. We bring AI to two large, physical markets, logistics and energy infrastructure, with a built-in channel that carries both into U.S. defense and government, all on one shared data engine.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations
ConnectM Technology Solutions, Inc.
+1-617-395-1333
irpr@connectm.com

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